As filed with the Securities and Exchange Commission on May 6, 2025

Registration No. 333-286951

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	7372	85-3651036
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

THUMZUP MEDIA CORPORATION

10557-B Jefferson Blvd.

Culver City, CA 90232

(Address and telephone number of principal executive offices and principal place of business)

Robert Steele

Chief Executive Officer

10557-B Jefferson Blvd.

Culver City, CA 90232

(800) 403-6150

(Name, address and telephone number of agent for service)

With copy to:

Gregory Sichenzia, Esq.

Jesse L. Blue, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas 31st Floor

New York, NY 10036

Telephone: +1 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 416(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Thumzup Media Corporation (File No. 333-286951) (the “Registration Statement”) is being filed to increase the securities being registered herein, and to file the Opinion of Sichenzia Ross Ference Carmel LLP, filed herewith as Exhibit 5.1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 6, 2025

PROSPECTUS

Thumzup Media Corporation

$500,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units, or a combination of these securities, for an aggregate amount of up to $500,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “TZUP.” On May 1, 2025, the closing sales price for our common stock was $5.07 per share. If we decide to seek a listing or qualification for trading of any preferred stock, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or traded, if any, or where we have made an application for listing or trading, if any.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 15, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated May 6, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to $500,000,000 of our common stock, warrants, units or rights in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “The Company,” “Use of Proceeds,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed on March 11, 2025 and amended on April 30, 2025, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, our ability to raise funds for general corporate purposes and operations, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed on March 11, 2025 and amended on April 30, 2025, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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THE COMPANY

General

As used herein, “we,” “us,” “our,” the “Company,” “Thumzup®,” means Thumzup® Media Corporation unless otherwise indicated. Thumzup® operates in a single business segment which is social media marketing. Thumzup® has a mobile iPhone and Android applications called “Thumzup®” that connects brands and people who use and love these brands. For the advertiser, Thumzup® incentivizes ordinary everyday people to become paid content creators and post authentic valuable posts on social media about the advertiser and its products.

The Company was incorporated on October 27, 2020, under the laws of the State of Nevada. Its headquarters are located in Los Angeles, CA. The Company has never been the subject of any bankruptcy or receivership. The Company has never engaged in any material reclassification, merger, or consolidation of the Company. The Company has not acquired or disposed of any material amount of assets except in the normal course of business.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “TZUP.” There is currently very limited trading of our Common Stock, and an active trading market may never develop.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

Thumzup® Products and Services

The Company operates in a single business segment which is social media marketing and advertising. The Thumzup® App works on both iPhone and Android mobile operating systems and connects brands and people who use and love these brands. For the Advertiser, Thumzup® incentivizes ordinary people to become paid content Creators and post authentic valuable posts on social media about the Advertiser and its products.

Thumzup also invests in bitcoin and have adopted bitcoin as our primary treasury reserve asset. As an operating business, we have primarily utilized proceeds from the financing in conjunction with our listing on Nasdaq in October 2024 to purchase bitcoin.

The Company has also tapped into the artificial intelligence (AI) space with its patent-pending Lifestyle AI Agent Marketplace. The filing of trademark applications for Gibberlink Advertising™ and GibberAds ™, an innovative AI platform is set to redefine lifestyle planning with specialized AI agents for personalized experiences in areas like travel, dining, and wellness. The platform leverages proprietary AI to deliver hyper-personalized consumer experiences and monetization for influencers and local businesses, offering a premium “swarm” subscription for collaborative planning based on user preferences and real-time market insights.

The Company seeks to capitalize on nationwide-wide gig economy and business democratization trends. Immense value and opportunity have been created through the democratization of ride sharing, hospitality, finance and other industries. The Thumzup® tools are designed to facilitate this democratization trend for the consumer and the Advertiser within the online marketing and advertising space.

The Company has built the technology to support the influencer and “gig” economy communities, as well as everyday customers around its Thumzup® App. The technology and communities are designed to generate scalable authentic product posts and recommendations for advertisers on social media. It is designed to connect advertisers with individuals who are willing to tell their friends about the advertisers’ products online and offline.

Social Media Marketing Software Technology

The Thumzup® mobile App enables Creators, to select from brands advertising on the App and get paid to post about the advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. Beyond connecting brands with creators for social media posts, Thumzup is also developing an AI Lifestyle Agent Marketplace to offer users personalized AI assistance for various lifestyle needs. For the advertiser, the Thumzup® system enables brands to get real people to promote their products to their friends. In 2023, $148 billion was spent on digital display ads in the United States and while 43% of marketers consider display ads to be the least effective channel, 84% of marketers were still investing in them(1). We feel this demonstrates a significant need among advertisers for new methods of messaging to potential customers. We believe Thumzup’s ability to scale brand messages from the general population on social media could be part of addressing this substantial need in the market.

(1)	https://meetanshi.com/blog/display-advertising-statistics/)

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A recent Nielsen report found 81% of consumers believe friends and family are the most reliable sources of information about products(2). According to a Emplifi article, 64% of millennials recommend a product at least once a month(3), and according to a 2019 Morning Consult survey, 86% of Gen Z and millennials would post content for monetary compensation(4). Further, according to a 2020 IZEA Insights Study, 67% of social media consumers aspire to be paid social media influencers(5). According to a 2023 Bankrate, 48% of social media users have impulsively purchased a product seen on social media(6). Lastly, 85% of Gen Z says social media impacts purchase decisions according to a 2023 Retail Dive Survey(7).

The average American adult spent 7 hours and 58 minutes per day using digital media in 2020 according to a 2020 eMarketer Report(8). The amount of daily usage has increased significantly since 2019, again according to an eMarketer Report(8),, and the Company believes such usage will continue to accelerate. The Company empowers businesses that want to interact with these Creators and provides tools and data so they can increase consumer awareness and expand their customer bases.

In the past decade, social media platforms like Instagram, Facebook, Twitter, Pinterest, and TikTok have achieved mass worldwide consumer acceptance and created hundreds of billions of dollars in shareholder value. This worldwide viral growth demonstrates that compelling new social media platforms which present the right combination of experience and value, will attract Creators who will invest significant amounts of time on the platforms.

For this reason, Thumzup recently announced its integration with X and TikTok into its proprietary platform(9). Thumzup’s launch on X Corp signifies a quantum leap in Thumzup’s mission to revolutionize advertising. By merging Thumzup’s innovative tools with X’s massive audience, the Company believes they can deliver strong opportunities for brands to scale their visibility and engagement at new levels.

With over 1.5 billion monthly active users, TikTok’s explosive engagement metrics position it as a premier venue for impactful brand visibility and customer connection. These statistics illustrate TikTok’s effectiveness in brand discovery and user action, with 61% of users reporting discovering new brands and products, and 92% taking action such as sharing, commenting, following, or liking content. Once implemented, Thumzup’s integration with TikTok is poised to significantly broaden its addressable market, leveraging TikTok’s unparalleled reach and engagement to drive enhanced advertiser access(10),.

Additionally, Thumzup announced the beta launch of its highly anticipated video capabilities, including integration with Instagram Reels11),.The addition of the Company’s new video posting feature provides users with multiple ways to engage and share content, building upon its successful track record with single-photo posts.

The Company is an early-stage entity building a new real-time platform which enables Advertisers to pay their customers and fans cash for their positive social media posts about their products and services, which in turn supports those people who earn money from various gig economy opportunities. The Company believes that acceptance of its App and subsequent revenue growth can be driven by empowering everyday people to make money by posting about brands and services that they already find enjoyable and attractive on social media. Expanding beyond this core functionality, the Company is also developing an AI Lifestyle Agent Marketplace that aims to create new engagement opportunities for users and businesses within a personalized AI ecosystem. The Company believes that the Thumzup® App is a conduit for Advertisers to connect directly with consumers. The Company will need to secure enough advertisers to make the App an attractive platform for adoption and scalability, and to ensure that the platform is interesting enough for the Creators to return to on a regular basis. No assurance can be given that the Company will be able to achieve these results.

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(2)	https://www.nielsen.com/news-center/2015/still-recommended-by-friends-and-relatives-the-most- authentic-advertising-according-to-consumers-the-most-trusted-on-brand-websites/
(3)	https://emplifi.io/resources/blog/the-user-generated-content-stats-you-need-to-know?utm_source=pixlee.com
(4)	https://morningconsult.com/wp-content/uploads/2019/11/The-Influencer-Report-Engaging-Gen-Z-and-Millennials.pdf
(5)	https://www.cnn.com/business/newsfeeds/globenewswire/7812666.html
(6)	https://www.bankrate.com/personal-finance/social-media-survey/
(7)	https://www.retaildive.com/news/generation-z-social-media-influence-shopping-behavior-purchases-tiktok- instagram/652576/
(8)	https://www.emarketer.com/content/us-time-spent-with-media-2021-update
(9)	https://www.businesswire.com/news/home/20241205736116/en/Thumzup-Plans-Integration-of-Proprietary-Advertising-Platform-with-TikTok-to-Significantly-Expand-Potential-Social-Media-Market-Reach &
(10)	https://www.businesswire.com/news/home/20241211121196/en/Thumzup-Launches-on-X-Corp-Transforming-Social-Media-Advertising-Potential-with-Access-to-Over-535M-Active-Users
(11)	https://www.globenewswire.com/news-release/2024/11/12/2979217/0/en/Thumzup-Launches-Video-Capabilities-and-Integration-with-Instagram-Reels.html
(12)	https://www.globenewswire.com/news-release/2024/11/22/2986012/0/en/Thumzup-Achieves-202-Growth-in-Advertisers-on-Proprietary-Technology-Platform-Through-October-2024.html

The Industry - Social Media Marketing and Advertising

The Company believes that it is developing a new form of social media marketing that does not currently exist, therefore existing descriptions of market size and penetration are not directly applicable. As Thumzup® matures, the Company believes there will be other competitors in this new market of paying non-professional advocates to tell their friends about products they love on social media at the point-of-sale. The closest existing market that is similar to Thumzup’s market is the rapidly growing subset of online advertising called “influencer marketing.” More than 75% of brands have a dedicated budget for influencer marketing according to a 2022 Harvard Business Review Study (9). As social media influencers become more plentiful and proven, advertising spending has increased in this space. According to Allied Research, the influencer marketing market generated $16.5 billion in 2022 and is estimated to reach $199.6 billion by 2032, exhibiting a CAGR of 28.6% from 2023 to 2032(10). Influencer marketing is new but it is here to stay, Harvard Business Review did a study to prove this and stated “the strategy can in fact yield positive ROI(9).” Additionally, the industry is undergoing a significant transformation with the accelerating adoption of AI, which is being strategically leveraged to achieve more precise audience targeting, deliver deeply personalized content experiences, automate campaign workflows, and ultimately enhance the overall effectiveness and return on investment of marketing initiatives. This technological shift is enabling advertisers to gain deeper insights into consumer behavior, predict future trends, and create more engaging and relevant interactions across various digital channels.

Most existing paid influencer marketing platforms were designed for professional and semi-professional online personalities. Some of these platforms have expanded to accommodate “micro-influencers” - people with 5,000 to 30,000 social media followers. In the Company’s opinion, none of these influencer platforms has entered the public consciousness and found mass adoption. As the industry also increasingly integrates AI, Thumzup is strategically positioned to leverage these advancements in its own platform development.

The Company has designed Thumzup® “from the ground up” to make it easy for brands and service providers to activate people who are not professional influencers but who are passionate about the products, services, or establishments they enjoy or frequent and then are willing to relate those experiences to their friends and other social media followers. The Company has designed the Thumzup App and Advertiser dashboard with “Apple-style” simplicity and intuitive features to make participation by all individuals seamless with their existing use of social media.

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The Company’s first product-Thumzup® App

The Company operates in a single business segment, which is social media marketing. The Company’s mobile iPhone and Android applications called “Thumzup®” connects brands, products, and services to the people who use and love these brands, products, and services. For Advertisers, Thumzup® activates real people to post real product reviews and testimonials on social media with the intention of enhancing brand awareness and reaching targeted consumers more directly and effectively while driving profitable traffic to the Advertisers’ products and services.

The Company is building an influencer and gig economy community around the Thumzup® mobile App that will generate scalable authentic product posts and recommendations for Advertisers on social media and create a technology platform making person-to-person advertising easy, cost-effective, and scalable. The App and Advertiser dashboard are designed to connect Advertisers with individuals who are willing to promote their products and services online and offline.

(9)	https://hbr.org/2022/11/does-influencer-marketing-really-pay-off
(10)	https://www.prnewswire.com/news-releases/influencer-marketing-market-to-reach-199-6-billion-globally- by-2032-at-28-6-cagr-allied-market-research-301987451.html

Social Media Marketing Software Technology

The Company’s Services

The Thumzup® mobile App enables Creators to select from brands advertising on the App and get paid to post about the Advertiser on social media. Once the Thumzup® Creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the Creator’s social media accounts. The Advertiser then reviews and approves the post for payment and the Creator can cash out whenever they choose through popular digital payment systems. For the Advertiser, the Thumzup® system enables brands to get the general public who are not professional influencers to promote their products and services to their friends, rather than display ads which marketers realize are less effective. Beyond its current marketing services, the Company is developing a patent-pending AI Lifestyle Agent Marketplace which aims to offer users personalized assistance for various aspects of daily life, creating new avenues for user engagement and potential partnerships.

With the Thumzup® App, the Company is targeting and signing up the general public and gig economy workers who like specific brands and present them with opportunities to be paid for posting about the brands on social media. The Company believes that its management team has the sales relationships, legal, and technology expertise for its current level of development. The Company will need to add additional staff to rapidly grow the business. All source code, development work, and intellectual property performed under independent development or employment contracts paid for by the Company are assigned to and owned by Thumzup®.

Intellectual Property

The Company owns the copyrights to the source code for the Thumzup® App on the iPhone iOS and Android operating mobile operating systems as used on the majority of mobile phone and tablet devices. The Company also owns the source code for the “backend” system that administrates the Thumzup® App, tracks payments and advertising campaigns.

The Thumzup® thumb logo “ ” is a registered trademark owned by Thumzup® Media Corporation, Reg. No. 6,842,424, registered Sep. 13, 2022. On April 13, 2021, the Company filed a trademark application ser. No. 90642789 with the U.S. Patent and Trademark Office (“USPTO”) for the word mark THUMZUP, which was granted registration on June 21, 2022, resulting in reg. no. 6764158. Also on April 13, 2021, the Company filed a trademark application ser. No. 90642848 for the Thumzup® logo, featuring a stylized hand with an upwardly extended thumb. Meta Platforms, Inc. (which owns and operates Facebook and Instagram) initially filed opposition to the logo on June 30, 2022. Thumzup® agreed to not use the logo as a reaction to a post and Meta Platforms, Inc. subsequently withdrew their opposition on August 5, 2022 and it was dismissed without prejudice.

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Business Model

Advertisers purchase an ad campaign on the Thumzup® advertiser dashboard website. Once the Advertiser approves a post for payment, the platform facilitates the payment to Creators’ a monetary amount per screened post which may range from $1.00 to $1,000.00. The Thumzup® platform enables the Advertiser to screen posts so that the Advertiser only pays for posts that are commercially valuable and rewards Creators for posts that have images and text that represent the Advertiser in a positive manner.

Per Post Fee. Thumzup® Advertisers are charged a “Per Post Fee.” By way of illustration, an Advertiser that buys 100,000 posts from Thumzup®, to pay out $10 per post to Thumzup® Creators, would purchase the posts for $13.00 each or $1,300,000. The Creators in this illustration would receive a total of $1,000,000 and Thumzup® would retain $300,000 for its services. The Thumzup® platform would facilitate 100,000 posts for the Advertiser from Thumzup® Creators sharing with their friends about their endorsed products on social media.

Value Proposition

The Thumzup® App is designed to generate scalable social media authentic social media content for Advertisers. It is designed to connect Advertisers with individuals who are willing to authentically promote their products online. The Company envisions that many gig economy workers will be ideal candidates to become Creators posting on Thumzup®. Imagine a gig economy driver waiting for their next fare who takes a moment to post about the good experience they had at their lunch spot where they are waiting. Imagine a gig economy worker on a laptop at a coffee shop doing a graphic design project from a gig economy site who takes a moment to post about the coffee shop where they are working on Thumzup®. The Company believes that Thumzup® can readily provide extra income for this existing pool of gig economy workers. The Company believes these gig economy workers will be able to provide quality Thumzup® posts on social media for which Advertisers will be willing to pay.

This past year, Thumzup announced it will soon offer payments in Bitcoin to its gig economy workforce through its recently launched Account Specialist Program (ASP)(1). This move reflects Thumzup’s commitment to innovative compensation solutions and its recognition of the growing demand for cryptocurrency payments among gig workers.

The Thumzup® App can also facilitate digital word of mouth recommendations of products and services from people who do not need to make extra money doing gigs, who are in fact quite affluent. The Company believes that many people who are well off may also use the App to recommend products and services to their network of friends on social media, many of whom may also be affluent.

(1)	https://www.globenewswire.com/news-release/2024/11/19/2983475/0/en/Thumzup-to-Use-Bitcoin-for-Payments-to-Gig-Economy-Workers.html

Key Metrics as of April 25, 2025

Thumzup has paid out on 29,805 approved posts to 1,680 Thumzup users regarding 884 advertisers since inception.

Thumzup advertisers have grown by a 226% CAGR since April 25, 2024

Regulatory Compliance

The Federal Trade Commission regulates and requires certain disclosures by social media influencers, specifying when disclosure is required, and how the disclosure should be presented. These rules are codified in the Code of Federal Regulations, 16 CFR Part 255. Specifically, the FTC requires that influencers disclose any financial, employment, personal, or family relationship with a brand. Influencers must disclose financial relationships and consideration paid including any money, discounted products or other benefits paid to the influencer. Creators on the Thumzup® platform are being paid to post about Thumzup® advertisers. Thumzup® puts #ad in each post made on its platform to disclose that the creator has been paid to make the post.

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The Company does not believe its compliance with existing FTC regulations will have a material effect on capital expenditures, earnings and competitive position of the Company and its subsidiaries, for the current fiscal year and any other material future period.

Competition

The Company has competitors in influencer marketing software companies as GRIN, #paid, CreatorIQ, Mavrck, Popular Pays, Tribe Dynamics, Aspire, Influenster, Traackr, and Skeepers. All of the above-named competitor influencer marketing software is focused on influencers who see themselves as professional influencers. To the best of the Company’s knowledge, these competitors are not building platforms designed to turn social media creators into micro-influencers in the manner that the Company seeks to accomplish. Rep is also an app that connects brands with influencers who are interesting in promoting brands. Rep’s app is different from Thumzup® because it is targeting people who consider themselves influencers.

The Company does not currently know of another business that is seeking to build a community of everyday people and empowering them to post about brands that they love.

Nevertheless, the influencer marketing industry segments are rapidly evolving and competitive, and the Company expects competition to intensify in the future with the emergence of new technologies and market entrants. The Company’s competitors may enjoy competitive advantages, such as greater name recognition, longer operating histories, substantially greater market share, established marketing relationships with, and access to, large existing advertisers and user bases, and substantially greater financial, technical and other resources. These competitors may use these advantages to offer apps or other products similar to the Company’s at a lower price, develop different products to compete with the Company’s current solutions and respond more quickly and effectively than the Company does to new or changing opportunities, technologies, standards or client requirements particularly across different cities and geographical regions. Certain competitors could also use strong or dominant positions in one or more markets to gain competitive advantage against the Company in markets in which it operates in the future. The Company believes its ability to compete successfully for users, content, and advertising and other customers depends upon many factors both within and beyond the Company’s control, including:

●	the popularity, usefulness, ease of use, performance and reliability of the Thumzup® App and services compared to those of competitors;

●	the ability, in and of itself as well as in comparison to the ability of competitors, to develop new apps, other products and services and enhancements to then existing apps, products and services;

●	the Company’s ad targeting and measurement capabilities, and those of its competitors;

●	the size, composition and level of engagement of the Thumzup® App user communities relative to those of the Company’s competitors;

●	the Company’s marketing and selling efforts, and those of its competitors;

●	the pricing of the Thumzup® Apps and services relative to those of its competitors;

●	the actual or perceived return the Company’s customers receive from the deployment of the Thumzup® Apps within the user communities relative to returns from the Company’s competitors; and

●	the Company’s reputation and brand strength relative to its competitors.

As of April 30, 2025, The Company has nine (9) full-time employees, as well as eighteen (18) marketing, sales, and operations independent contractors. The Company also utilizes the services of approximately eight (8) contract software developers. Seven (7) of these software developers are third-party contractors and are located outside the United States.

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WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

Our Bitcoin Treasury Strategy

In November 2024, we adopted bitcoin as our primary treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs. Our strategy includes acquiring and holding bitcoin using cash flows, subject to market conditions, generated by issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin. We view our bitcoin holdings as long term holdings. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional bitcoin purchases. This overall strategy also contemplates that we may periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by our bitcoin holdings, and consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

This section summarizes our current treasury strategy for bitcoin, including our bitcoin holdings, trading execution, custody, storage, and accounting considerations. We view bitcoin as a reliable store of value and a compelling investment. We believe it has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. Bitcoin is often compared to gold, which has been viewed as a dependable store of value throughout history. Gold’s value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2024, the price of gold traded higher than $2,900 per ounce. As of April 14, 2025, the total market capitalization of gold was approximately $21.7 trillion compared to approximately $1.7 trillion for bitcoin. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $109,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus. While highly volatile, bitcoin’s price has also appreciated significantly since bitcoin’s inception in January 2009 (at zero per bitcoin). We believe that a substantial portion of bitcoin’s appreciation is attributable to the view that bitcoin is or will become a reliable store of value. Like gold, bitcoin is also viewed as a scarce asset; the ultimate supply of bitcoin is limited to 21 million coins and approximately 95% of its supply already exists. We believe that bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization nearly 13 times higher than the market capitalization of bitcoin as of April 14, 2025. Given our belief that bitcoin is a comparable and possibly better store of value than gold, we believe that bitcoin has the potential to approach or exceed the value of gold over time. Given the substantial gap in value between gold and bitcoin based on current market capitalization, we believe that bitcoin has the potential to generate outsize returns as it gains increasing acceptance as “digital gold.” We believe that the growing global acceptance and “institutionalization” of bitcoin supports our view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we have no plans to purchase cryptocurrency assets other than bitcoin.

Our Bitcoin Holdings

As of December 31, 2024, we did not own any bitcoin. From January 6 to 21, 2025, we purchased a total of approximately 19.106 bitcoins at an aggregate purchase price of approximately $2.0 million for an average purchase price of approximately $104,744 per bitcoin, inclusive of fees and expenses. We did not sell any bitcoin during the first quarter of 2025.

As of March 31, 2025, we held 19.106 bitcoins at an aggregate purchase price of approximately $2.0 million for an average purchase price of approximately $104,744 per bitcoin. As of March 31, 2025, at 4 p.m. Eastern Time, the market price of one bitcoin reported on the Coinbase exchange (our principal market) was $82,560.

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Execution of Bitcoin Transactions

We have purchased bitcoin through multiple bitcoin trade execution, or liquidity, providers, who may also serve as custodians of our bitcoin, and we expect to continue to do so in the future. We may also in the future acquire or dispose of bitcoin via trade orders executed on exchanges such as Coinbase. Our liquidity providers and custodians, or our BTC Service Providers, are regulated and licensed entities that operate under high security, regulatory, audit and governance standards. We transact with multiple BTC Service Providers for both trade execution and custodial services to spread our risk and to limit our exposure to any single service provider or counterparty.

In selecting our liquidity providers, we evaluate regulatory status, pricing, annual trading volume, security and customer service. We also leverage the due diligence we conduct in connection with our custodial arrangements when conducting due diligence on our liquidity providers. Our current agreements with our liquidity providers are non-exclusive, may be terminated by us at any time, do not impose any requirements for minimum purchases or volumes with such providers, and generally provide that we are responsible for the costs associated with transfers of bitcoin.

To date, our liquidity providers, acting as our agents, have executed trades of bitcoin on our behalf at a set limit price over a prearranged time period. Going forward, we plan to have our liquidity providers, acting as our agents, have executed trades of bitcoin on our behalf using time-weighted average price over a prearranged time period, or TWAP, pricing and purchasing methodology. The prearranged periods over which trades may be executed vary in length depending on the amount of bitcoin to be purchased and other factors, and are selected because they are expected to have lower price volatility and higher market liquidity, thereby limiting cost and pricing risks. Our liquidity providers can use TWAP in their trading algorithms to execute large orders of bitcoin, without significantly affecting market price, by breaking large orders into several smaller orders that are independently traded at different time intervals in a generally linear fashion across different trading venues selected by our liquidity providers. Our liquidity providers can execute trades based on the best possible terms reasonably available, taking into consideration all relevant facts and circumstances. As our agents, our liquidity providers use their discretion to select the counterparties to the transactions as well as the trading venues and platforms on which they execute trades on our behalf, and they may execute trades via cryptocurrency exchanges or in over-the-counter transactions. Our liquidity providers may calculate TWAP using any number of resources, including various trading platforms. Our liquidity providers have policies and procedures pursuant to which they conduct trades with institutions that possess licenses or registrations to the extent required by their activities and have been AML/KYC approved pursuant to our liquidity providers’ internal programs. We may in the future utilize TWAP pricing or another pricing methodology in connection with the execution of our bitcoin trades.

Custody of our Bitcoin

We currently hold and intend to continue to hold all of our bitcoin in a custodial account at U.S.-based, institutional-grade custodian (who may hold our bitcoin in the United States or other territories) that has demonstrated records of regulatory compliance and information security. Our custodian may also serve as a liquidity provider. As of December 31, 2024, we have entered into custodial agreements with Coinbase Custody Trust Company, LLC, or Coinbase Custody, a subsidiary of Coinbase Global, Inc., or Coinbase, LLC. Our agreement with our custodian is filed as an exhibit to the registration statement of which this prospectus forms a part. As we further execute on our strategy, we intend to include additional custodians.

We carefully selected our custodian after undertaking a due diligence process pursuant to which we evaluated, among other things, the quality of its security protocols, including the multifactor and other authentication procedures designed to safekeep our bitcoin that they may employ, as well as other security, regulatory, audit and governance standards. Our custodian is required to hold our bitcoin in trust for our benefit in a segregated account which is not commingled with their assets or the assets of their affiliates or other clients. Should we enter into custodial agreements with additional custodians, such agreements may not prohibit such custodians from commingling our bitcoin with the digital assets of others. Our custodial agreement with Coinbase Custody provides that Coinbase Custody will hold our bitcoin in an online “hot” wallet until it receives an instruction from us to effectuate a transfer of our bitcoin into cold storage. Cold storage is designed to mitigate risks that a system may be susceptible to when connected to the internet, including the risks associated with unauthorized network access and cyberattacks.

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Our custodian has access to the private key information associated with our bitcoin, or private keys, and it deploys security measures to secure our bitcoin holdings such as advanced encryption technologies, multi-factor identification, and a policy of storing our private keys in redundant, secure and geographically dispersed facilities. We never store, view or directly access our private keys. All movement of our bitcoin by our custodian is coordinated, monitored and audited. Our custodian’s procedures to prove control over the digital assets it holds in custody is also examined by their auditors. Additionally, we periodically verify our bitcoin holdings by reconciling our custodial service ledgers to the public blockchain. Our custodial agreements are terminable by us at any time, for any or no reason, upon advance notice given to the custodian.

Risk Mitigation Practices Related to Our Liquidity and Custodial Arrangements

We believe that our primary counterparty risk with respect to our bitcoin holdings is performance obligations under our our custody arrangement. We intend to custody our bitcoin with multiple custodians to diversify our potential risk exposure to any one custodian. Our custodial services contract does not restrict our ability to reallocate our bitcoin among our custodians or require us to hold a minimum amount of bitcoin with the custodian. Our bitcoin holdings is currently concentrated with a single custodian, Coinbase.

As a regulated entity, Coinbase has policies, procedures and controls designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, as well as state Anti-Money Laundering, or AML laws. Pursuant to these policies, procedures and controls, Coinbase uses information systems developed in-house and by third-party vendors to conduct know your customer, or KYC, identification verification, background checks and other due diligence on counterparties and customers, and on the affiliates, related persons and authorized representatives of their customers, and to screen these parties against published sanctions lists. These checks may, where appropriate, assess financial strength, reputation, trading capabilities and other risks that may be associated with a given customer or counterparty. Coinbase performs these checks and screenings during initial onboarding or in advance of a transaction, as applicable, and periodically thereafter, particularly when the sanctions lists that they monitor are updated. Coinbase also utilizes systems that monitor and screen blockchain transactions and digital wallet addresses in their efforts to detect and report suspicious or unlawful activity.

Our due diligence process when selecting Coinbase involved giving consideration to its reputation and security level, confirming their internal compliance with applicable laws and regulations and ensuring their undertakings of contractual obligations on compliance. With respect to our custodian, we also conduct due diligence reviews during the custodial relationship to monitor the safekeeping of our bitcoin.

Our current custodian, and intended future custodians, is U.S.-based and is subject to U.S. regulatory regimes intended to protect customers in the event that it enters bankruptcy, receivership or similar insolvency proceedings. Our custodian is required to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the OFAC, as well as state AML laws. However, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodian’s estate in the event that it were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Additionally, the bitcoin we hold with our custodian and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Regardless of efforts we have made to securely store and safeguard assets, there can be no assurance that our crypto assets will not be subject to loss or other misappropriation. Although our custodian carries insurance policies with policy limits to cover losses for commercial crimes such as asset theft and other covered losses, such policy limit would be shared among all of their affected customers and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). As such, the insurance that covers losses of our bitcoin holdings may cover only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that our custodians will maintain such insurance policies or that such policies will cover any or all of our losses with respect to our bitcoin. For a discussion of risks relating to the custody of our bitcoin, see Item 1A. “Risk Factors — Risks Related to Our Bitcoin Strategy and Holdings” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus.

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Legal Proceedings

From time to time, the Company may become involved in litigation or other legal proceedings. The Company is not currently a party to any litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Available Information:

Thumzup™ is located at 10557-B Jefferson Blvd., Culver City, CA 90232. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com.

We file or furnish electronically with the U.S. Securities and Exchange Commission (“SEC”) annual reports on Form 10-K, quarterly reports on Form 10- Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make copies of these reports available free of charge through our investor relations website as soon as reasonably practicable after we file or furnish them with the SEC. These reports are also accessible through the SEC website at www.sec.gov. Information contained on or accessible through our website www.thumzupmedia.com is not incorporated into, and does not form a part of, this Annual Report or any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only Available Information:

Thumzup™ is located at 10557-B Jefferson Blvd., Culver City, CA 90232. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com. We file or furnish electronically with the U.S. Securities and Exchange Commission (“SEC”) annual reports on Form 10-K, quarterly reports on Form 10- Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make copies of these reports available free of charge through our investor relations website as soon as reasonably practicable after we file or furnish them with the SEC. These reports are also accessible through the SEC website at www.sec.gov. Information contained on or accessible through our website www.thumzupmedia.com is not incorporated into, and does not form a part of, this Annual Report or any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

Financing Plan

Uplist Public Offering

On October 28, 2024, Thumzup Media Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, in a firm commitment public offering (the “Offering”), an aggregate of 1,425,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $5.00 per share. The Common Stock was offered pursuant to a registration statement on Form S-1, as amended (File No. 333-279828), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 30, 2024, as amended, and which was declared effective by the Commission on October 28, 2024.

Additionally, on November 1, 2024, the Representative exercised its overallotment option to purchase an additional 213,750 shares of the Company’s common stock, at $5.00 per share, increasing the total shares sold to 1,638,750 and gross proceeds to approximately $8,200,000

The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

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On October 30, 2024, the Company closed the Offering. The total gross proceeds to the Company from the Offering, not including the exercise of the underwriter’s over-allotment option, and before deducting discounts and expenses, were approximately $7,125,000. A final prospectus relating to this Offering was filed with the Commission on October 30, 2024. The Common Stock was previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “TZUP” on October 29, 2024.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to our current report on Form 8-K filed on November 1, 2024, and is incorporated herein by reference.

Our Corporate Information

Thumzup Media Corporation is located at 10557-B Jefferson Blvd., Culver City, CA 90232. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We own the source code for the Thumzup applications on the iPhone iOS and the Android. We also own the source code for the “backend” system that administrates the Thumzup app, tracks payments and advertising campaigns.

Recent Developments

Uplist Public Offering

On October 28, 2024, Thumzup Media Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, in a firm commitment public offering (the “Offering”), an aggregate of 1,425,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $5.00 per share. The Common Stock was offered pursuant to a registration statement on Form S-1, as amended (File No. 333-279828), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 30, 2024, as amended, and which was declared effective by the Commission on October 28, 2024.

Additionally, on November 1, 2024, the Representative exercised its overallotment option to purchase an additional 213,750 shares of the Company’s common stock, at $5.00 per share, increasing the total shares sold to 1,638,750 and gross proceeds to approximately $8,200,000

The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

On October 30, 2024, the Company closed the Offering. The total gross proceeds to the Company from the Offering, not including the exercise of the underwriter’s over-allotment option, and before deducting discounts and expenses, were approximately $7,125,000. A final prospectus relating to this Offering was filed with the Commission on October 30, 2024. The Common Stock was previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “TZUP” on October 29, 2024.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to our current report on Form 8-K filed on November 1, 2024, and is incorporated herein by reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including for the purchase of bitcoin as our primary treasury reserve asset, and working capital.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2025, 9,504,314 shares of common stock were issued and outstanding.

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock, par value $0.001 per share.

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the shareholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,000,000 have been designated as Series A Preferred Convertible Voting stock. As of April 30, 2025, 155,586 shares of Series A Preferred Convertible Voting stock were issued and outstanding. All outstanding shares of the Company’s Series A Preferred Convertible Voting Stock are duly authorized, validly issued, fully-paid and non-assessable. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges And Restrictions of Series B Convertible Voting Stock. Authorizes the issuance of 40,000 shares of Series B Convertible Voting Stock, par value $0.001. As of April 30, 2025, 14,700 shares of the Company’s Series B Convertible Voting stock were issued and outstanding. All outstanding shares of the Company’s Series B Preferred Convertible Voting Stock are duly authorized, validly issued, fully-paid and non-assessable. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

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Warrants

As of April 30, 2025, warrants to purchase 71,250 shares of common stock at a weighted average exercise price of $6.25 were outstanding.

Options

As of April 30, 2025, options to purchase 1,223,000 shares of common stock at a weighted average exercise price of $5.06 were outstanding.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms. Shareholder Meetings. Our bylaws provide that a special meeting of shareholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Shareholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the shareholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Shareholders Not Entitled to Cumulative Voting. Our bylaws do not permit shareholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 shareholders from engaging in various “combination” transactions with any interested shareholder for a period of two years after the date of the transaction in which the person became an interested shareholder, unless the transaction is approved by the board of directors prior to the date the interested shareholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the shareholders by the affirmative vote of shareholders representing at least 60% of the outstanding voting power held by disinterested shareholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested shareholder or the transaction by which the person first became an interested shareholder was approved by the board of directors before the person became an interested shareholder or the combination is later approved by a majority of the voting power held by disinterested shareholders; or

●	if the consideration to be paid by the interested shareholder is at least equal to the highest of: (a) the highest price per share paid by the interested shareholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested shareholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested shareholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested shareholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested shareholder or an affiliate or associate of an interested shareholder. In general, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our shareholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 shareholders, including at least 100 shareholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested shareholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested shareholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other shareholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

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●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

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If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Thumzup, the trustees, the warrant agents, the unit agents or any other agent of Thumzup, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of Thumzup Media Corporation, as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Haynie & Company an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, as amended on April 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024, and for the quarter ended September 30, 2024, filed with the SEC on November 11, 2024; and

●	our Current Reports on Form 8-K filed with the SEC on March 20, 2025 and March 25, 2025; and

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

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You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Robert Steele

Chief Executive Officer

10557-B Jefferson Blvd.

Culver City, CA 90232

(800) 403-6150

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Thumzup Investor Relations at +1 (800) 403-6150.

Our Internet address is www.ThumzupMedia.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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Thumzup Media Corporation

$500,000,000

Common Stock

Preferred Stock

Warrants

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

SEC registration fee		$30,620
FINRA filing fee	$		*
Transfer agent’s fees and expenses	$		*
Legal fees and expenses		$25,000	*
Printing fees and expenses	$		*
Accounting fees and expenses		$4,500	*
Miscellaneous fees and expenses	$		*

Total		$60,120	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to NRS 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

II-1

Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the shareholders;

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Item 16.	Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation, filed on October 27, 2020, as amended (incorporated by reference to exhibit 3.1 to Form S-1 dated October 9, 2024).

3.2	Certificate of Amendment to the Articles of Incorporation, filed on November 4, 2022 (incorporated by reference to exhibit 3.2 to Form S-1 dated October 9, 2024).

3.3	Amended and Restated Bylaws (incorporated by reference to exhibit 3.3 to Form S-1 dated October 9, 2024).

3.4	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Preferred Convertible Voting Stock (incorporated by reference to exhibit 3.4 to Form S-1 dated October 9, 2024).

3.5	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series B Preferred Convertible Voting Stock (incorporated by reference to exhibit 3.5 to Form S-1 dated October 9, 2024).

4.1*	Specimen Common Stock Certificate of the Registrant

4.2*	Form of Warrant Agreement

4.3*	Form of Warrant Certificate

4.5*	Form of Stock Purchase Agreement

4.6*	Form of Unit Agreement

5.1**	Opinion of Sichenzia Ross Ference Carmel LLP.

23.1**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

23.2**	Consent of Haynie & Company, Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included on signature pages to the registration statement).

107**	Filing Fee Table

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on May 6, 2025.

THUMZUP MEDIA CORPORATION

May 6, 2025	By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer
(Principal Executive Officer)

May 6, 2025	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

May 6, 2025	By:	/s/ Robert Steele
Robert Steele
Chief Executive Officer and Director

May 6, 2025	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Financial Officer and Director

May 6, 2025	By:	/s/ Joanna Massey
Joanna Massey
Director

May 6, 2025	By:	/s/ Robert Haag
Robert Haag
Director

May 6, 2025	By:	/s/ Paul Dickman
Paul Dickman
Director

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